 QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2000

ADOBE SYSTEMS INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-6885 (Commission File Number)	77-0019522 (IRS Employer Identification No.)

345 Park Avenue, San Jose, California (Address of principal executive offices)	95110-2704 (Zip Code)

Registrant's telephone number, including area code: (408) 536-6000

None
(Former name or former address, if changed since last report)

Item 5. Other Events.

    On July 1, 2000, the Company amended its Rights Agreement, dated as of July 11, 1990, as amended by the Amended and Restated Rights Agreement, dated as of April 30, 1996 (the "First Amended and Restated Rights Agreement"), by the Second Amended and Restated Rights Agreement, dated as of July 30, 1997 (the "Second Amended and Restated Rights Agreement") and by the Third Amended and Restated Rights Agreement (the "Third Amended and Restated Rights Agreement"), dated as of December 15, 1998, by entering into the Fourth Amended and Restated Rights Agreement (the "Fourth Amended and Restated Rights Agreement"), dated as of July 1, 2000 with Computershare Investor Services, LLC. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Fourth Amended and Restated Rights Agreement that is attached hereto as an exhibit.

    In general, the Third Amended and Restated Rights Agreement has been amended principally as follows:

    1.  to extend the Final Expiration Date of the Fourth Amended and Restated Rights Agreement to July 23, 2010;

    2.  to reset the Purchase Price of the Rights;

    3.  to reset the number of Rights per share of Company Common Stock to one; and

    4.  to appoint Computershare Investor Services, LLC as the new Rights Agent.

    The Fourth Amended and Restated Rights Agreement was adopted in the normal course of updating and extending the predecessor shareholder rights plan which was scheduled to expire on July 23, 2000.

    A copy of the Fourth Amended and Restated Rights Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing description of the changes to the Third Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Fourth Amended Restated Rights Agreement.

Item 7. Financial Statements and Exhibits.

    (a) Financial statements of businesses acquired.

  Not applicable.

    (b) Pro forma financial information.

  Not applicable.

    (c) Exhibits

  1.
  Fourth Amended and Restated Rights Agreement, dated as of July 1, 2000, between the Company and Computershare Investor Services, LLC.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED
Dated: July 3, 2000	By:	/s/ COLLEEN M. POULIOT
Name: Colleen M. Pouliot Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1	Fourth Amended and Restated Rights Agreement, dated as of July 1, 2000, between the Company and Computershare Investor Services, LLC.

QuickLinks

SIGNATURES
EXHIBIT INDEX